EXHIBIT 2.1

                           EHIBIT 2.1

         THIS AGREEMENT AND PLAN OF MERCER (hereinafter called the "Merger Agreement") is made effective as of June 5, 1998, by and between Electric City Corp., a Delaware corporation ("Electric"), and Pice Products Corp., a Delaware corporation ("Pice"). Electric and Pice are sometimes referred to as the "Constituent Corporations", with reference to the following facts:

         A. The authorized capital stock of Electric consists of thirty million (30,000,000) shares of $.0001 par value common stock and five million (5,000,000) shares of preferred stock. The authorized capital stock of Pice consists of twenty million (20,000,000) shares of common stock, $.001 par value.

         B.  There  are  currently   10,000,000  shares  of  stock  of  Electric
outstanding.

         C. Pice has no subsidiaries, and has a total of 8,180,900 shares of $.001 par value common stock issued and outstanding, and there are no options or other rights to acquire any newly issued shares available to any person.

         D. The directors of the Constituent Corporations deem it advisable and to the advantage of such corporations that Pice merge into Electric upon the terms and conditions herein provided.

         NOW, THEREFORE, the parties do hereby adopt the plan of merger encompassed by this Merger Agreement and do hereby agree that Pice shall merge with and into Electric on the following terms, conditions, and other provisions:

1.         TERMS AND CONDITIONS

         1.1 Merger. Pice shall be merged with and into Electric (the "Merger"), and Electric shall be the surviving corporation (the "Surviving Corporation") effective upon the date when this Merger Agreement or a Certificate of Merger is filed with the Secretary of State of Delaware (the "Effective Date").

         1.2 Succession. On the Effective Date, Electric shall continue its corporate existence under the laws of the State of Delaware, and the separate existence and corporate organization of Pice, except insofar as it may be continued by operation of law, shall be terminated and cease.

         1.3 Transfer of Assets and Liabilities. On the Effective Date, the rights, privileges, powers and franchises, both of a public as well as of a private nature, of each of the Constituent Corporations shall be vested in and possessed by the Surviving Corporation, subject to all of the disabilities, duties and restrictions of or upon each of the Constituent Corporations; and all singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, of each of the Constituent Corporations, and all debts due to each of the Constituent Corporations on whatever account, and all things in action or belonging to each






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of the  Constituent  Corporations  shall be  transferred  to and  vested  in the
Surviving  Corporation;  and  all  property,  rights,  privileges,   powers  and
franchises, and all and every other interest, shall be thereafter the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of
the  Merger;  provided,   however,  that  the  liabilities  of  the  Constituent
Corporations and of their stockholders, directors and officers shall not be affected and all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgments as if the Merger bad not taken place except as they may be modified with the consent of such creditors and all debts, liabilities and duties of or upon each of the Constituent Corporations shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

         1.4 Manner of Accomplishing Merger. The Merger shall be accomplished by way of the exchange of 100% (8,180,900 shares) of the issued and outstanding shares of Pice for common stock of Electric, at the ratio of one share of Electric for each 13.635 shares of Pice outstanding on the Effective Date of the Merger (1 for 13.635). The transfer agent will automatically be instructed to issue new certificates of Electric, based on the above ratio, to each of the shareholders of Pice, at the address listed in the register of Pice shareholders. No fractional shares will be issued, but each fractional share will be rounded up to the next share and a certificate for Electric will be issued to each record bolder of Pice accordingly. The exchange will be accomplished pursuant to an exemption from registration provided by Regulation
D. Section 504 in each state where said exemption or a registration of the issuance can be accomplished. In each state where an exemption from registration is not available pursuant to Rule 504 of Regulation D or some other available exemption from registration which can be reasonably complied with, Electric shall issue cash in lieu of the exchanged securities of Pice at $.01 per share exchanged.

         1.5 Rights of Appraisal. This Merger shall be subject to the rights of appraisal granted to the shareholders of Pice in accordance with the General Corporation Law of the State of Delaware. Should more than ten percent (10%) of the shareholders of Pice, regardless of the number of shares owned, seek to enforce their rights of appraisal, Electric at its sole option may terminate this Agreement and all parties relieved of any obligation pursuant to this Agreement. The Board of Directors of Electric and the shareholders of Electric have already approved the Merger.

         1.6 Obligations of Pice Not to Issue its Securities. As of the date of this Merger Agreement and until the date of closing, Pice shall not issue any additional shares of its common stock to any person or entity whatsoever, including as a result of having previously issued any warrants to acquire common stock, any options to acquire its securities as a result of any employee stock option plan or otherwise, or pursuant to any employee benefit plan. Pice further represents that the capitalization, as set forth in paragraph C of the preamble to this Agreement, is true and accurate in all respects





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2.       CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

         2.1 Certificate of Incorporation and Bylaws. The Certificate of Incorporation of Electric in effect on the Effective Date shall continue to be the Certificate of Incorporation of the Surviving Corporation. The Bylaws of Electric shall be the Bylaws of the Surviving Corporation, as they may be amended from time to time.

         2.2 Directors. The directors of Electric immediately preceding the Effective Date shall become the directors of the Surviving Corporation on and after the Effective Date to serve until the expiration of their terms and until their successors are elected and qualified.

         2.3 Officers. The officers of Electric immediately preceding the Effective Date shall become the officers of the Surviving Corporation on and after the Effective Date to serve at the pleasure of its Board of Directors.

3.       MISCELLANEOUS

         3.1 Further Assurances. From time to time, and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of Pice such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action as shall be appropriate or necessary in order to vest or perfect in of to conform of record or otherwise, in the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Pice and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Pice or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         3.2 Amendment. At any time before or after approval by the stockholders of Pice, this Merger Agreement may be amended in any manner (except that, after the approval of the Merger Agreement by the stockholders of Pice, the principal terms may not be amended without the further approval of the stockholders of
Pice) as may be determined in the judgment of the respective Board of Directors of Electric and Pice to be necessary, desirable, or expedient in order to clarify the intention or the parties hereto or to effect or facilitate the purpose and intent or this Merger Agreement.

         3.3 Conditions to Merger. The obligation of the Constituent Corporations to effect the transactions contemplated hereby is subject to satisfaction of the following conditions (any or all of which may be waived by either of the Constituent Corporations in its sole discretion to the extent permitted by law):






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                  (a) the Merger shall have been approved by the stockholders of
Pice in accordance with applicable provisions of the General Corporation Law of the State of Delaware; and

                  (b) any and all consents, permits, authorizations, approvals, and orders deemed in the sole discretion of Pice to be material to consummation of the Merger shall have been obtained; and

                  (c) the securities issued by Electric shall be issued pursuant to an exemption from registration pursuant to the Securities Act of 193 3 (as amended), Regulation D, Section 504, and the shareholders who reside in certain states which comport with said Regulation D, Section 504, or other tandem exemptions from registration, may receive unrestricted securities in exchange for the securities of Pice and

                  (d) an audit of the books and records of Pice, conducted in accordance with generally accepted accounting practices, shall have been delivered to and approved by Electric; and

                  (e) any other requirements under applicable Delaware law shall have been satisfied in connection with the Merger.

         3.4 Abandonment or Deferral. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either Pice or Electric or both, notwithstanding the approval of the Merger by the stockholders of Pice or Electric, or the consummation of the Merger may be deferred for a reasonable period of time if, in the opinion of the Boards of Directors of Pice and Electric, such action would be in the best interest of such corporations. In the event of termination of this Merger Agreement, this Merger Agreement shall become void and of no effect and there shall be no liability on the part of either Constituent Corporation or its Board of Directors or stockholders with respect thereto.



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         3.5  Counterparts.  In order. to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

         IN WITNESS WHERE OF, this Merger Agreement, having first been duly approved by the Board of Directors of Pice and Electric, is hereby executed on behalf of cash said corporation and attested by their respective officers thereunto duly authorized.


PICE PRODUCTS CORP.,
a Delaware corporation


By:      /s/John B. Longman
         --------------------------------------
         ATTEST: John B. Longman, Sole Director


         ______________________________________

         ______________________________________
         Secretary




ELECTRIC CITY CORP.,
a Delaware corporation


By:      /s/Joseph C, Marino
         --------------------------------------
         ATTEST: Joseph C, Marino, Chairman and
         Chief Executive Officer

         ______________________________________

         ______________________________________
         Secretary

















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                                     CONSENT
                                       OF
                                  DIRECTORS OF

                               ELECTRIC CITY CORP.

         The undersigned, being all of the directors of Electric City Corp. (the "Company"), hereby consent to the adoption of the following resolutions as the actions of the Company:

                  RESOLVED, that the terms and conditions or the Agreement. and Plan of Merger between the Company and Pice Products Corp. dated effective as of _________________, 1998, a copy of which is attached to this Consent, is hereby approved and deemed to be in the best interests of the Company, and;

                  FURTHER RESOLVED, that the officers of the Company are hereby directed to take all action deemed necessary to carry out the Agreement and Plan of Merger upon receipt of all the requisite approvals, including but not limited to the appointment of a transfer agent, preparation of all necessary state and federal filings to register the shares and/or to obtain exemptions from registration for such shares and the issuance of the shares as required by the Agreement and Plan of Merger.


         Dated:   Effective as of   ______________________, 1998.



                                    ELECTRIC CITY CORP.,
                                    a Delaware Corporation


                                    ______________________________________
                                    Joseph C. Marino, Director


                                    ______________________________________
                                    Director


                                    ______________________________________
                                    Director














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                                UNANIMOUS CONSENT
                                       OF
                                 SHAREHOLDERS OF

                               ELECTRIC CITY CORP.


         The undersigned, being all of the shareholders of Electric City Corp. (the "Company"), hereby consent to the adoption of the following:

                  1. The Agreement and Plan of Merger between the Company and Pice Products Corp. dated effective as of June ___, 1998, a copy of which is attached to this Consent, is hereby approved, confirmed and ratified in all respects.


         Dated:   Effective as of June ____, 1998.



                                  ELECTRIC CITY CORP.,
                                  a Delaware Corporation


                                  PINO MANUFACTURING L.L.C.

                                  By:      ____________________________

                                  Its:     ____________________________


                                  NLCVC L.L.C.

                                  By:      ____________________________

                                  Its:     ____________________________
















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                             NOTICE TO SHAREHOLDERS
                                       OF
                            PICE PRODUCTS CORPORATION


         Delaware General Corporation Law ss.228(d) requires notice to be given to all non-consenting shareholders of action taken by less then unanimous consent under ss.228(a). On _________________________, 1998, under Delaware
General Corporation Law ss.228 - Consent of Shareholders in Lieu of a Meeting, 90% of the shareholders of Pice Products Corp. entitled to vote, consented to the adoption of the Agreement and Plan of Merger between Pice Products Corp. and Electric City Corp., dated effective as of _________________________, 1998.

         Pursuant to ss.262 of the Delaware General Corporation Law, all non-consenting shareholders are entitled to appraisal of his or her shares in accordance with the procedures outlined in ss.262, a copy of which is attached.

                                   Sincerely,



                                   Joseph C. Marino
                                   Chairman of Electric City Corp.














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                       CERTIFICATE (ARTICLES) OF MERGER OF
                               PICE PRODUCTS CORP.
                                  WITH AND INTO
                               ELECTRIC CITY CORP.

Pice Products Corp. and Electric City Corp. certify that:

         1. The name and state of' incorporation of each of the constituent corporations are:

                  (a) Pice Products Corp., a Delaware corporation (Acquired corporation)

                  (b) Electric City Corp., a Delaware corporation (Acquiring corporation)

         2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of' subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

         3. The Board of Directors of both constituent corporations unanimously approved the Agreement and Plan of Merger. The Unanimous Consent of the shareholders of Electric City Corp. was given on June ___, 1998. The transaction was approved by Consent of Shareholders of Pice Products Corp., under Delaware General Corporation Law ss.228, dated June ___, 1998 by shareholders holding 7,362,810 shares, which is 90% of the 8,180,900 shares entitled to vote. Only a majority of shares were required; therefore, the Agreement and Plan of Merger was approved by the required vote. Notice of Action Taken was mailed to all Pice Products Corp.
shareholders pursuant to ss.262(d)(2) of the Delaware General Corporation Law.

         4. The name of the surviving corporation is Electric City Corp., a Delaware corporation.

         5. The Certificate of Incorporation dated _____________, 1998, of Electric City Corp. shall be the Certificate of Incorporation of the surviving corporation.

         6. The complete executed Agreement and Plan of Merger on file at the principal place of business of Electric City Corp. located at 225 North Arlington Heights Road, Elk Grove, Illinois 60007.

         7. A copy of the Agreement and Plan of Merger will be furnished by Electric City Corp. on request and without cost, to any shareholder of the constituent corporations.

         8.  Electric  City  Corp.  hereby  irrevocably  appoints  the  Delaware
Secretary of State as its agent to accept service of process in any suit or proceeding. A copy of such process shall be mailed by the Secretary of State to Electric City Corp, located at 225 North Arlington Heights Road, Elk Grove, Illinois 60007.










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         IN WITNESS WHEREOF,  the corporations have hereunto set their hands and seals.

         Dated this ___ day of June, 1998.


                                          PICE PRODUCTS CORP.
                                          a Delaware corporation


                                          By:    _____________________________
                                                 John B. Longman, Sole Director

ACKNOWLEDGED:



By:    ______________________             [SEAL]
       _____________, Secretary




                                          ELECTRIC CITY CORP.
                                          a Delaware Corporation


                                          By:    _____________________________
                                                 Joseph C. Marino, Chairman and
                                                 Chief Executive Officer
ACKNOWLEDGED:



By:    ______________________             [SEAL]
       _____________, Secretary







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